Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 033-52103 and Form S-8 No. 333-74459) of our report dated June 27, 2013, with respect to the financial statements and schedule of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 27, 2013